EXHIBIT 5.2

May 23, 2022

Holly Energy Partners, L.P.

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Wyoming counsel to Sinclair Transportation Company LLC, a Wyoming limited liability company (“STC”), Sinclair Logistics LLC, a Wyoming limited liability company (“Logistics”), and Sinclair Pipeline Company, LLC, a Wyoming limited liability company (“SPC,” and together with STC and Logistics, the “Wyoming Guarantors”),with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) by Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933 (the “Securities Act”) of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, by:

(i)

the Partnership of (a) common units representing limited partnership interests in the Partnership (the “Common Units”), (b) preferred units representing limited partnership interests in the Partnership (the “Preferred Units”) and (c) debt securities, which may be issued in one or more series (the “Debt Securities”), and which may be co-issued by Holly Energy Finance Corp., a Delaware corporation (“Finance Corp.”), at an aggregate initial offering price not to exceed $2,000,000,000;

(ii)

certain subsidiaries of the Partnership, including the Wyoming Guarantors (collectively, the “Subsidiary Guarantors”), or any combination of the Subsidiary Guarantors of guarantees of the Debt Securities (the “Guarantees” and, together with the Common Units, the Preferred Units and the Debt Securities, the “Primary Securities”); and

(iii)

the unitholders named as the “selling unitholders” in the Registration Statement, of up to 59,630,030 common units representing limited partnership interests in the Partnership (the “Secondary Units” and, together with the Primary Securities, the “Securities”).

T 307.739.9741 F 307.739.9744
645 South Cache Street, Suite 100, Jackson, WY 83001 Mail to: P.O. Box 68, Jackson, WY 83001-0068 www.hollandhart.com	Alaska	Montana	Utah
	Colorado	Nevada	Washington, D.C.
	Idaho	New Mexico	Wyoming

May 23, 2022

The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions and other factors at the time of sale and, if necessary, will be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement to which this opinion letter is an exhibit.

In our capacity as counsel to the Wyoming Guarantors, in connection with the opinions set forth below, we have reviewed and relied upon the following (the “Opinion Documents”):

(a)	Registration Statement, including the Prospectus;

(b)

the form of Senior Indenture relating to the Debt Securities and filed as an exhibit to the Registration Statement; (iii) the form of Subordinated Indenture relating to the Debt Securities and filed as an exhibit to the Registration Statement (the Senior Indenture and the Subordinated Indenture are collectively referred to herein as the “Indentures”); and

(c)

copies of the articles of organization and limited liability company operating agreements of each of the Wyoming Guarantors, certified by each Wyoming Guarantor as being the copies of such documents currently in effect as to each of the Wyoming Guarantors;

(d)	copies of unanimous written consent of the board of managers or sole member general partner in lieu of a meeting as to the Wyoming Guarantors dated as of May 18, 2022;

(e)

copies of certificates of existence and good standing, dated as of May 20, 2022, received by us from the Secretary of State of the State of Wyoming, as to the valid existence and good standing of the Wyoming Guarantors; and

(f)	certificates of officers of the Wyoming Guarantors and such other documents and records as we have deemed necessary or advisable for purposes of the opinions expressed below.

In connection with the opinions expressed below, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and any applicable supplement to the Prospectus contained in the Registration Statement. In rendering the opinions expressed below, we have assumed (i) that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine, and (ii) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies.

Based on the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that: Each of the Wyoming Guarantors is a limited liability company validly existing in good standing under the laws of the State of Wyoming, with all necessary limited liability company power and authority to execute, deliver and perform its obligations under the Indentures, including any Guarantees providing for a guarantee of payments of the Debt Securities.

May 23, 2022

The opinions expressed above are subject to the following assumptions, exceptions, and qualifications:

A.	We express no opinion concerning the validity or enforceability of any provisions contained in the Indentures.

B.

We express no opinion as to any financial matters relating to the Partnership or the Wyoming Guarantors or the financial condition of the Partnership or the Wyoming Guarantors. We express no opinion as to the effect of or compliance with any federal or state securities laws and “Blue Sky” laws. We do not undertake to update or revise the opinions set forth herein should facts or laws which subsequently become known to us cause such opinions to be inaccurate or incomplete.

C.

Our opinions are subject to the effect of, and the rights and remedies set forth in the Guarantees may be limited by, (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar state or federal debtor relief laws of general application relating to or affecting the enforcement of the rights of creditors in general, including, without limitation, any executive or similar orders of general application, (ii) general principles of equity by which a court with proper jurisdiction may deny rights of specific performance, injunction and other remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) principles of diligence, good faith, fair dealing, reasonableness, conscionability, materiality, and other equitable defenses.

D.

No opinion is expressed regarding the effect of, or compliance with any: (i) United States federal laws; (ii) (a) securities laws; (b) antitrust laws; (c) tax laws; (d) environmental laws; (iii) laws of any counties, towns, municipalities, or special political subdivisions (whether created or enabled through legislative action at the state or regional level), land use, environmental, zoning, subdivision, and building laws; or (iv) judicial decisions to the extent that they deal with any of the foregoing.

Our opinions are based upon the law of the State of Wyoming in effect as of this date, and are limited in all respects to the laws of the State of Wyoming. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. We express no opinion as to any matter other than as expressly set forth above, and no opinion is implied or may be inferred herefrom. This opinion is given as of the date hereof, and upon facts now known to us, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, including, but not limited to, any event or change of condition or facts occurring subsequent to the date of this letter, regardless of whether such event or change might change the opinions expressed above. The opinions expressed in this letter are strictly limited to the matters stated herein, and no other opinions may be implied. These opinions are provided as legal opinions only, effective as of the date of this letter, and not as representations of fact.

May 23, 2022

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Vinson & Elkins L.L.P. is authorized to rely upon this opinion letter in connection with the Registration Statement as if such opinion letter were addressed and delivered to it on the date hereof.

Very truly yours,

/s/ Holland & Hart LLP